CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 39 to the Registration Statement on Form N-4 (No. 033-71686) of Separate Account A of Union Security Life Insurance Company of New York of our report dated April 16, 2020 relating to the financial statements and financial statement schedules of Union Security Life Insurance Company of New York, which appears in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, NY
April 23, 2020